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Exhibit 99.1
AXT, Inc. Fourth Quarter and Fiscal Year 2022 Results
February 16, 2023
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AXT, Inc. Announces Fourth Quarter and Fiscal Year 2022 Financial Results

FREMONT, Calif., February 16, 2023 – AXT, Inc. (NasdaqGS: AXTI), a leading manufacturer of compound semiconductor substrates, today reported financial results for the fourth quarter and fiscal year, ended December 31, 2022.

Management Qualitative Comments

“2022 was a productive year in which we grew both our revenue and our profitability, and invested in innovations that pave the way for an exciting future,” said Morris Young, chief executive officer. “Though a softening of the macro environment has reset our growth trajectory, the trends that have driven our revenue, customer, and application expansion remain very much intact. We continue to see active development for technology advancement using our materials across consumer, communications infrastructure, data center, healthcare, automotive, and more. In addition, we have made significant progress this year in the development of next generation large diameter substrates for gallium arsenide and indium phosphide, which can enable a host of exciting new applications in our industry. As such, the fundamentals in our business are solid and we are looking ahead to our future with optimism.”

Fourth Quarter 2022 Results

In order to provide better clarity on its operational and financial results, AXT began reporting its financial results on both a GAAP and non-GAAP basis in the third quarter of 2021. Non-GAAP results exclude stock-based compensation expense. Investors can find GAAP to non-GAAP reconciliation tables in the financial statements in this earnings release.

●	Revenue for the fourth quarter of 2022 was $26.8 million, compared with $35.2 million in the third quarter of 2022 and $37.7 million for the fourth quarter of 2021.

●	GAAP gross margin was 32.1 percent of revenue for the fourth quarter of 2022, compared with 42.0 percent of revenue in the third quarter of 2022 and 32.2 percent for the fourth quarter of 2021.

●	Non-GAAP gross margin, after eliminating charges for stock-based compensation, was 32.5 percent of revenue for the fourth quarter of 2022, compared with 42.2 percent of revenue in the third quarter of 2022 and 32.4 percent for the fourth quarter of 2021.

●	GAAP operating expenses were $9.6 million in the fourth quarter of 2022. This compares with $10.2 million in the third quarter of 2022 and $9.1 million for the fourth quarter of 2021.

AXT, Inc. Fourth Quarter and Fiscal Year 2022 Results
February 16, 2023

●	Non-GAAP operating expenses were $9.0 million in the fourth quarter of 2022. This compares with $9.2 million in the third quarter of 2022 and $8.1 million for the fourth quarter of 2021.

●	GAAP operating profit/(loss) for the fourth quarter of 2022 was an operating loss of ($1.0) million, compared with an operating profit of $4.6 million in the third quarter of 2022 and an operating profit of $3.0 million for the fourth quarter of 2021.

●	Non-GAAP operating profit/(loss) for the fourth quarter of 2022 was an operating loss of ($0.3) million, compared with operating profit of $5.6 million in the third quarter of 2022 and an operating profit of $4.1 million for the fourth quarter of 2021.

●	Non-operating income and expense, taxes and minority interest for the fourth quarter of 2022 was a net gain of $2.3 million, compared with a net gain of $1.2 million in the third quarter of 2022 and a net loss of $0.1 million for the fourth quarter of 2021.

●	GAAP net income in the fourth quarter of 2022 was $1.3 million, or $0.03 per share, compared with net income of $5.8 million or $0.13 per share in the third quarter of 2022, and net income of $3.0 million or $0.07 per share for the fourth quarter of 2021.

●	Non-GAAP net income in the fourth quarter of 2022 was $2.1 million, or $0.05 per share, compared with net income of $6.8 million or $0.16 per share in the third quarter of 2022, and net income of $4.1 million or $0.09 per share for the fourth quarter of 2021.

Fiscal Year 2022 Results (January 1 to December 31, 2022)

●	Revenue for fiscal year 2022 was $141.1 million, compared with $137.4 million in fiscal year 2021.

●	GAAP gross margin for fiscal year 2022 was 36.9 percent of revenue, up from 34.5 percent of revenue in fiscal year 2021.

●	Non-GAAP gross margin for fiscal year 2022 was 37.2 percent of revenue, up from 34.8 percent of revenue in fiscal year 2021.

●	GAAP operating expenses for fiscal year 2022 were $39.6 million, compared with $34.5 million in fiscal year 2021.

●	Non-GAAP operating expenses for fiscal year 2022 were $35.9 million, compared with $30.4 million in fiscal year 2021.

●	GAAP operating income for fiscal year 2022 was $12.6 million compared with $12.9 million in fiscal 2021.

AXT, Inc. Fourth Quarter and Fiscal Year 2022 Results
February 16, 2023

●	Non-GAAP operating income for fiscal year 2022 was $16.6 million compared with $17.4 million in fiscal 2021.

●	GAAP net income for fiscal 2022 was $15.8 million, or $0.37 per share, compared with $14.6 million, or $0.34 per share for fiscal 2021.

●	Non-GAAP net income for fiscal 2022 was $19.8 million, or $0.46 per share, compared with $19.1 million, or $0.44 per share for fiscal 2021.

STAR Market Listing Update

On January 10, 2022, AXT announced that Beijing Tongmei Xtal Technology Co., Ltd. (“Tongmei”), its subsidiary in Beijing, China, submitted to the Shanghai Stock Exchange (the “SSE”) its application to list its shares in an initial public offering (the “IPO”) on the SSE’s Sci-Tech innovAtion boaRd (the “STAR Market”) and the application was accepted for review. Subsequently, Tongmei responded to several rounds of questions received from the SSE. On July 12, 2022, the SSE approved the listing of Tongmei’s shares in an IPO on the STAR Market. On August 1, 2022, the China Securities Regulatory Commission (the “CSRC”) accepted for review Tongmei’s IPO application. The STAR Market IPO remains subject to review and approval by the CSRC and other authorities. The process of going public on the STAR Market includes several periods of review and, therefore, is a lengthy process. Subject to review and approval by the CSRC and other authorities, Tongmei hopes to accomplish this goal in the coming months. AXT has posted a brief summary of the plan and the process on its website at http://www.axt.com.

Conference Call

The company will host a conference call to discuss these results today at 1:30 p.m. PT. The conference call can be accessed at (888) 300-4150 (passcode 7175811). The call will also be simulcast at www.axt.com. Replays will be available at (800) 770-2030 (passcode 7175811) until March 2, 2023. Additional investor information can be accessed at http://www.axt.com or by calling the company’s Investor Relations Department at (510) 438-4700.

About AXT, Inc.

AXT is a material science company that develops and manufactures high-performance compound and single element semiconductor substrate wafers comprising indium phosphide (InP), gallium arsenide (GaAs) and germanium (Ge). The company’s substrate wafers are used when a typical silicon substrate wafer cannot meet the performance requirements of a semiconductor or optoelectronic device. End markets include 5G infrastructure, data center connectivity (silicon photonics), passive optical networks, LED lighting, lasers, sensors, power amplifiers for wireless devices and satellite solar cells. AXT’s worldwide headquarters are in Fremont, California where the company maintains sales, administration and customer service functions. AXT has its Asia headquarters in Beijing, China and manufacturing facilities in three separate locations in China. In addition, as part of its supply chain strategy, the company has partial ownership in ten companies

AXT, Inc. Fourth Quarter and Fiscal Year 2022 Results
February 16, 2023

in China producing raw materials for its manufacturing process. For more information, see AXT’s website at http://www.axt.com.

Note Regarding Use of Non-GAAP Financial Measures

As discussed above, the company provides certain non-GAAP financial measures that exclude stock-based compensation in addition to, and not as a substitute for, or because it believes that such information is superior to, financial measures calculated in accordance with GAAP. The company believes that non-GAAP financial measures, when taken collectively, may be helpful to investors because they provide consistency and comparability with past financial performance and provide better comparability with our peer companies, many of which also use similar non-GAAP financial measures. Further, the company believes that these non-GAAP financial measures offer an important analytical tool to help investors understand the company’s core operating results and trends. In addition, management uses non-GAAP financial measures to compare the company’s performance relative to forecasts and strategic plans and to benchmark its performance externally against peer companies. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of the company’s non-GAAP financial measures as tools for comparison. The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non‐GAAP information and the reconciliation between these presentations, to more fully understand its business. A reconciliation of our GAAP consolidated financial statements to our non-GAAP consolidated financial statements is provided below.

Forward-Looking Statements

The foregoing paragraphs contain forward-looking statements within the meaning of the Federal securities laws, including, for example, statements regarding the timing and completion of the proposed listing of shares of Tongmei on the STAR Market. Additional examples of forward-looking statements include statements regarding the market demand for our products, our growth prospects and opportunities for continued business expansion, including technology trends and new applications, our market opportunity, our ability to lead our industry, our relocation and our expectations with respect to our business prospects and financial results, including our gross margin performance, and our development of larger diameter substrates that we believe will enable the next generation of technology innovation across a number of end-markets. These forward-looking statements are based upon assumptions that are subject to uncertainties and factors relating to the company’s operations and business environment, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. These uncertainties and factors include but are not limited to: the withdrawal, cancellations or requests for redemptions by private equity funds in China of investments in Tongmei, the administrative challenges in satisfying the requirements of various government agencies in China in connection with the investments in Tongmei and the listing of shares of Tongmei on the STAR Market, continued open access to companies to list shares on the STAR

AXT, Inc. Fourth Quarter and Fiscal Year 2022 Results
February 16, 2023

Market, investor enthusiasm for new listings of shares on the STAR Market and geopolitical tensions between China and the United States. Additional uncertainties and factors include, but are not limited to: the timing and receipt of significant orders; the cancellation of orders and return of product; emerging applications using chips or devices fabricated on our substrates; end-user acceptance of products containing chips or devices fabricated on our substrates; our ability to bring new products to market; product announcements by our competitors; the ability to control costs and improve efficiency; the ability to utilize our manufacturing capacity; product yields and their impact on gross margins; the relocation of manufacturing lines and ramping of production; possible factory shutdowns as a result of air pollution in China or COVID-19; COVID-19 or other outbreaks of a contagious disease; tariffs and other trade war issues; the financial performance of our partially owned supply chain companies; policies and regulations in China; and other factors as set forth in the company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission. Each of these factors is difficult to predict and many are beyond the company’s control. The company does not undertake any obligation to update any forward-looking statement, as a result of new information, future events or otherwise.

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FINANCIAL TABLES TO FOLLOW

AXT, Inc. Fourth Quarter and Fiscal Year 2022 Results
February 16, 2023

AXT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021

Revenue	$26,795	$37,732	$141,118	$137,393
Cost of revenue	18,199	25,593	88,997	89,979
Gross profit	8,596	12,139	52,121	47,414
Operating expenses:
Selling, general and administrative	5,935	6,348	25,654	24,189
Research and development	3,662	2,757	13,913	10,328
Total operating expenses	9,597	9,105	39,567	34,517
Income (loss) from operations	(1,001)	3,034	12,554	12,897
Interest expense, net	(401)	(158)	(1,071)	(213)
Equity in income of unconsolidated joint ventures	649	735	5,957	4,409
Other income (expense), net	2,245	(389)	3,487	509
Income before provision for (benefit from) income taxes	1,492	3,222	20,927	17,602
Provision for (benefit from) income taxes	(3)	(411)	2,185	1,093
Net income	1,495	3,633	18,742	16,509
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interests	(154)	(668)	(2,931)	(1,934)
Net income attributable to AXT, Inc.	$1,341	$2,965	$15,811	$14,575
Net income attributable to AXT, Inc. per common share:
Basic	$0.03	$0.07	$0.37	$0.35
Diluted	$0.03	$0.07	$0.37	$0.34
Weighted-average number of common shares outstanding:
Basic	42,383	41,758	42,104	41,367
Diluted	42,705	42,750	42,715	42,720

AXT, Inc. Fourth Quarter and Fiscal Year 2022 Results
February 16, 2023

AXT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	December 31,	December 31,
	2022	2021

ASSETS
Current assets:
Cash and cash equivalents	$34,948	$36,763
Restricted cash	6,400	—
Short-term investments	9,339	5,419
Accounts receivable, net	29,252	34,839
Inventories	89,629	65,912
Prepaid expenses and other current assets	13,977	17,252
Total current assets	183,545	160,185
Long-term investments	2,118	9,576
Property, plant and equipment, net	161,017	142,415
Operating lease right-of-use assets	1,761	2,324
Other assets	21,631	17,941
Total assets	$370,072	$332,441
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,084	$16,649
Accrued liabilities	18,164	17,057
Short-term loan, related party	—	1,887
Bank loans	47,078	12,229
Total current liabilities	75,326	47,822
Noncurrent operating lease liabilities	1,322	1,935
Other long-term liabilities	3,678	2,453
Total liabilities	80,326	52,210

Redeemable noncontrolling interests	44,846	50,385

Stockholders’ equity:
Preferred stock	3,532	3,532
Common stock	44	43
Additional paid-in capital	235,308	231,622
Accumulated deficit	(14,159)	(29,970)
Accumulated other comprehensive income (loss)	(3,118)	6,302
Total AXT, Inc. stockholders’ equity	221,607	211,529
Noncontrolling interests	23,293	18,317
Total stockholders’ equity	244,900	229,846
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$370,072	$332,441

AXT, Inc. Fourth Quarter and Fiscal Year 2022 Results
February 16, 2023

AXT, INC.

Reconciliation of Statements of Operations Under GAAP and Non-GAAP

(Unaudited, in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
GAAP gross profit	$8,596	$12,139	$52,121	$47,414
Stock-based compensation expense	102	105	379	368
Non-GAAP gross profit	$8,698	$12,244	$52,500	$47,782

GAAP operating expenses	$9,597	$9,105	$39,567	$34,517
Stock-based compensation expense	643	983	3,627	4,151
Non-GAAP operating expenses	$8,954	$8,122	$35,940	$30,366

GAAP income (loss) from operations	$(1,001)	$3,034	$12,554	$12,897
Stock-based compensation expense	745	1,088	4,006	4,519
Non-GAAP income (loss) from operations	$(256)	$4,122	$16,560	$17,416

GAAP net income	$1,341	$2,965	$15,811	$14,575
Stock-based compensation expense	745	1,088	4,006	4,519
Non-GAAP net income	$2,086	$4,053	$19,817	$19,094

GAAP net income per diluted share	$0.03	$0.07	$0.37	$0.34
Stock-based compensation expense per diluted share	$0.02	$0.03	$0.09	$0.11
Non-GAAP net income per diluted share	$0.05	$0.09	$0.46	$0.44

Shares used to compute diluted net income per share	42,705	42,750	42,715	42,720